As filed with the Securities and Exchange Commission on April 19, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PUGET ENERGY, INC. (Exact name of registrant as specified in its charter) Washington (State or other jurisdiction of incorporation or organization) 91-1969407 (I.R.S. Employer Identification Number)

PUGET SOUND ENERGY, INC.

(Exact name of registrant as

specified in its charter)

Washington

(State or other jurisdiction of

incorporation or organization)

91-0374630

(I.R.S. Employer

Identification Number)

BERTRAND A. VALDMAN

Senior Vice President Finance &

Chief Financial Officer

10885 N.E. 4th Street

Bellevue, Washington 98004

(425) 454-6363

(Name, address, including zip code,

and telephone number, including

area code, of agent for service)

BERTRAND A. VALDMAN

Senior Vice President Finance &

Chief Financial Officer

10885 N.E. 4th Street

Bellevue, Washington 98004

(425) 454-6363

(Name, address, including zip code,

and telephone number, including

area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Andrew Bor

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-7000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock, $.01 par value per share, of Puget Energy, Inc.(4)
Senior Notes of Puget Sound Energy, Inc.
Total		100%	$850,000,000	$100,045(5)

(1)	Not required to be included pursuant to General Instruction II(D) of Form S-3.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest, distributions and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement shall not exceed $850,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	There is being registered hereunder such indeterminate number or amount of (a) common stock of Puget Energy, Inc. and (b) senior notes of Puget Sound Energy, Inc. as may from time to time be issued at indeterminate prices.
(4)	Each share of common stock includes an associated preferred share purchase right. No separate consideration is payable for the preferred share purchase rights. The registration fee for these securities is included in the fee for the common stock.
(5)	A filing fee of $40,450 has previously been paid in connection with the joint registration statement (Nos. 333-11180 and 333-11180-01) initially filed by Puget Energy, Inc. and Puget Sound Energy, Inc. on January 9, 2004. Of such filing fee, $26,970 relates $300,000,000 of securities that remain unoffered under that registration statement. In accordance with Rule 457(p) under the Securities Act, the registrants are hereby applying all the $26,970 of previously unpaid filing fees to partially cover the filing fees due in connection with this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

•	Common Stock of Puget Energy, Inc.; and

•	Senior notes of Puget Sound Energy, Inc.

Under the shelf registration process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total offering price of up to $850,000,000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the corresponding registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 19, 2005

PROSPECTUS

Puget Energy, Inc.

COMMON STOCK

Puget Energy, Inc. may offer shares of common stock from time to time with an aggregate public offering price of up to $850,000,000. The specific terms and amounts of the securities will be fully described in a prospectus supplement that will accompany this prospectus. Please read both the prospectus supplement and this prospectus carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “PSD.” On April 18, 2005 the last reported sales price of our common stock on the NYSE was $20.88 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell our common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Each time we offer common stock, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our common stock, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these as forward-looking and provide meaningful cautionary language identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative of such terms or other comparable terminology. Forward-looking statements provide our current expectations or forecasts of future events.

Any or all of our forward-looking statements in this prospectus and the documents incorporated by reference herein, and in any other public statements we make may turn out to be wrong. Forward-looking statements reflect our current expectations and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Consequently, no forward-looking statement can be guaranteed and our actual results may differ materially. Some important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include:

Risks relating to the regulated utility business (Puget Sound Energy, Inc.)

•	governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC) and the Washington Utilities and Transportation Commission (Washington Commission), with respect to allowed rates of return, financings, industry and rate structures, transmission and generation business structures within Puget Sound Energy, acquisition and disposal of assets and facilities, operation, maintenance and construction of electric generating facilities, operation of distribution and transmission facilities (gas and electric), licensing of hydroelectric operations and gas storage facilities, recovery of other capital investments, recovery of power and gas costs, recovery of regulatory assets, and present or prospective wholesale and retail competition;

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•	financial difficulties of other energy companies and related events, which may affect the regulatory and legislative process in unpredictable ways and also adversely affect the availability of and access to capital and credit markets and/or impact delivery of energy to Puget Sound Energy from its suppliers;

•	wholesale market disruption, which may result in a deterioration in market liquidity, increase the risk of counterparty default, affect the regulatory and legislative process in unpredictable ways, affect wholesale energy prices and/or impede Puget Sound Energy’s ability to manage its energy portfolio risks;

•	the effect of wholesale market structures (including, but not limited to, new market design such as Grid West, a regional transmission organization, and Standard Market Design);

•	Puget Sound Energy electric or gas distribution system failure, which may impact Puget Sound Energy’s ability to adequately deliver gas supply to its customers;

•	weather, which can have a potentially serious impact on Puget Sound Energy’s revenues and its ability to procure adequate supplies of gas, fuel or purchased power to serve its customers and on the cost of procuring such supplies;

•	variable hydroelectric conditions, which can impact streamflow and Puget Sound Energy’s ability to generate electricity;

•	plant outages, which can have an adverse impact on Puget Sound Energy’s expenses as it procures adequate supplies to replace the lost energy or dispatches a more expensive resource;

•	the ability of gas or electric plant to operate as intended, which if not in proper operating condition or design could limit the capacity of the operating plant;

•	the ability to renew contracts for electric and gas supply and the price of renewal;

•	blackouts or large curtailments of transmission systems, whether Puget Sound Energy’s or others’, which can have an impact on Puget Sound Energy’s ability to deliver load to its customers;

•	the ability to restart generation following a regional transmission disruption;

•	failure of the interstate gas pipeline delivering to Puget Sound Energy’s system, which may impact Puget Sound Energy’s ability to adequately deliver gas supply to its customers;

•	the ability to relicense FERC hydroelectric projects at a cost-effective level;

•	the amount of collection, if any, of Puget Sound Energy’s receivables from the California Independent System Operator (CAISO) and other parties, and the amount of refunds found to be due from Puget Sound Energy to the CAISO or other parties;

•	industrial, commercial and residential growth and demographic patterns in the service territories of Puget Sound Energy;

•	general economic conditions in the Pacific Northwest, which might impact customer consumption or affect Puget Sound Energy’s accounts receivable; and

•	the loss of significant customers or changes in the business of significant customers, which may result in changes in demand for Puget Sound Energy’s services.

Risks relating to the non-regulated utility service business (InfrastruX Group, Inc.)

•	the ability of Puget Energy to complete a sale of its interests in InfrastruX to a third party under reasonable terms;

•	the failure of InfrastruX to service its obligations under its credit agreement, in which case Puget Energy, as guarantor, may be required to satisfy these obligations, which could have a negative impact on Puget Energy’s liquidity and access to capital;

•	the inability to generate internal growth at InfrastruX, which could be affected by, among other factors, InfrastruX’s ability to expand the range of services offered to customers, attract new customers, increase the number of projects performed for existing customers, hire and retain employees and open additional facilities;

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•	the effect of competition in the industry in which InfrastruX competes, including from competitors that may have greater resources than InfrastruX, which may enable them to develop expertise, experience and resources to provide services that are superior in quality or lower in price;

•	the extent to which existing electric power and gas companies or prospective customers will continue to outsource services in the future, which may be impacted by, among other things, regional and general economic conditions in the markets InfrastruX serves;

•	delinquencies, including those associated with the financial conditions of InfrastruX’s customers;

•	the impact of any goodwill impairments on the results of operations of InfrastruX arising from its acquisitions, which could have a negative effect on the results of operations of Puget Energy;

•	the impact of adverse weather conditions that negatively affect operating conditions and results;

•	the ability to obtain adequate bonding coverage and the cost of such bonding; and

•	the perception of risk associated with InfrastruX’s business environment.

Risks relating to both the regulated and non-regulated businesses

•	the impact of acts of terrorism or similar significant events;

•	the ability of Puget Energy, Puget Sound Energy and InfrastruX to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt;

•	capital market conditions, including changes in the availability of capital or interest rate fluctuations;

•	changes in Puget Energy’s or Puget Sound Energy’s credit ratings, which may have an adverse impact on the availability and cost of capital for Puget Energy, Puget Sound Energy and InfrastruX;

•	legal and regulatory proceedings;

•	the ability to recover changes in enacted federal, state or local tax laws through revenue in a timely manner;

•	changes in, adoption of, and compliance with laws and regulations including environmental and endangered species laws, regulations, decisions and policies concerning the environment, natural resources and fish and wildlife (including the Endangered Species Act);

•	employee workforce factors, including strikes, work stoppages, availability of qualified employees or the loss of a key executive;

•	the ability to obtain and keep patent or other intellectual property rights to generate revenue;

•	the ability to obtain adequate insurance coverage and the cost of such insurance;

•	the impacts of natural disasters such as earthquakes, hurricanes, floods, fires or landslides;

•	the impact of adverse weather conditions that negatively affect operating conditions and results;

•	the ability to maintain effective internal controls over financial reporting; and

•	the ability to maintain customers and employees.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission. These SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

In connection with this offering, we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. As permitted by SEC rules, this prospectus omits certain information included in the registration statement. For a more complete understanding of the securities we may offer, you should refer to the registration statement, including its exhibits.

The SEC allows us to “incorporate by reference” into this prospectus the information we file separately with the SEC, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have filed previously with the SEC. These documents contain important information about us and our finances.

SEC Filings (File No. 1-16305)	Period/Date
• Annual Report on Form 10-K	Year ended December 31, 2004

• Current Reports on Form 8-K	Filed February 2, 2005
Filed February 9, 2005
Filed February 23, 2005
Filed March 10, 2005
Filed March 11, 2005
Filed March 29, 2005
Filed April 19, 2005

• Definitive Proxy Statement on Schedule 14A	Filed March 7, 2005, in connection with our 2005 annual meeting of shareholders

The documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 after the date of this prospectus are also incorporated by reference into this prospectus.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Investor Relations

Puget Energy, Inc.

P.O. Box 97034

Bellevue, Washington 98009-9734

(425) 454-6363

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PUGET ENERGY

Puget Energy, Inc. is an energy services holding company incorporated in the State of Washington. Subject to limited exceptions, we are exempt from regulation as a public utility holding company pursuant to Section 3(a)(1) of the Public Utility Holding Company Act of 1935. We do not own or operate any significant assets other than the stock of our direct subsidiaries, Puget Sound Energy, Inc. and InfrastruX Group, Inc. All of our operations are conducted through our principal subsidiaries, Puget Sound Energy, and InfrastruX, a holding company for businesses that provide gas and electric construction and maintenance services to the utility industry.

Puget Sound Energy is a public utility engaged in the generation, transmission, distribution and sale of electric energy and the purchase, distribution, transportation and sale of natural gas. Puget Sound Energy is the largest electric and gas utility headquartered in Washington State, serving a territory covering approximately 6,000 square miles, principally in the Puget Sound region.

At December 31, 2004, Puget Sound Energy had approximately 1,001,200 electric customers, of which approximately 47% were residential customers, 44% were commercial customers and 9% were industrial, transportation and other customers. At December 31, 2004, Puget Sound Energy had approximately 672,000 gas customers, of which approximately 63% were residential customers, 30% were commercial customers and 7% were industrial and transportation customers.

Our executive office is located at 10885 N.E. 4th Street, Bellevue, Washington 98004, and our mailing address is P.O. Box 97034, Bellevue, Washington, 98009-9734. Our telephone number is (425) 454-6363.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, we expect to use the net proceeds from the sale of common stock offered hereby for general corporate purposes, including capital expenditures, investments in subsidiaries, working capital and the repayment of debt. We will describe any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement in the appropriate prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 250,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of December 31, 2004, there were approximately 99,868,368 shares of common stock outstanding, held of record by approximately 40,400 shareholders. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Our restated articles of incorporation do not permit cumulative voting in the election of directors. Holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor, subject to preferences that may be applicable to any outstanding preferred stock. In the event of liquidation, dissolution or winding up of Puget Energy, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All the outstanding shares of common stock are validly issued, fully paid and nonassessable.

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Preferred Stock

Our board of directors has authority to issue 50,000,000 shares of preferred stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting any series, without any further vote or action by our shareholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock. Accordingly, preferred stock could be issued with terms that could delay or prevent a change in control of Puget Energy or make removal of management more difficult. We have no shares of preferred stock outstanding as of the date of this prospectus.

Antitakeover Effects of Charter Documents and Washington Law

Provisions of our restated articles of incorporation, our bylaws and Washington law may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders.

Preferred Stock

As noted above, our board of directors, without shareholder approval, has the authority under our restated articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Election and Removal of Directors

Our board of directors is divided into three classes, each class having a three-year term that expires on a year different from the other classes. At each annual meeting of shareholders, the successors to the class of directors whose terms are expiring are elected to serve for three-year terms. This classification of the board of directors has the effect of requiring at least two annual shareholder meetings, instead of one, to replace a majority of the directors. In addition, our directors may be removed only for cause. Because this system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of Puget Energy and may maintain the incumbency of our board of directors.

Shareholder Meetings

Our articles of incorporation provide that shareholders may not call a special meeting of the shareholders. Our board of directors, the chairman of the board, the chief executive officer and the president each may call special meetings of shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

Washington Law

Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. The Washington Business Corporation Act generally prohibits a “target corporation” from

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engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time of the acquisition. Such prohibited transactions include, among other things,

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of Puget Energy.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services, LLC.

Shareholder Rights Plan

We have a shareholders rights plan pursuant to which holders of our common stock have been granted one preferred share purchase right on each outstanding share of common stock. The preferred share purchase rights are not currently exercisable and will become exercisable only upon the earlier of

•	the close of business on the tenth business day after a public announcement that a person has acquired beneficial ownership of 10% or more of our outstanding shares of common stock and

•	a date that our board of directors designates following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding shares of common stock which could result in the offeror becoming the beneficial owner of 10% or more of our outstanding shares of common stock.

Each preferred share purchase right entitles its registered holder to purchase from us one one-hundredth of a share of our Series R Participating Cumulative Preferred Stock, at a price of $65 per one one-hundredth of a preferred share, subject to certain antidilution adjustments.

If a person acquires beneficial ownership of 10% or more of our outstanding shares of common stock, the preferred share purchase rights will entitle each right holder, other than a beneficial owner of 10% or more of our outstanding shares of common stock, or any affiliate or associate of that person, to purchase, for the purchase price, the number of shares of our common stock which at the time of the transaction would have a market value of twice the purchase price.

Any preferred share purchase rights that are at any time beneficially owned by a beneficial owner of 10% or more of our outstanding shares of common stock, or any affiliate or associate of that person, will be null and void and nontransferable. Furthermore, any holder of any preferred share purchase rights who beneficially owns 10% or more than 10% of our shares of common stock, any affiliate or associate of that person, or any purported transferee or subsequent holder will be unable to exercise or transfer such person’s preferred share purchase rights.

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After a person becomes the beneficial owner of 10% or more of our outstanding shares of common stock, our board of directors may elect to exchange each preferred share purchase right, other than those that have become null and void and nontransferable as described above, for shares of common stock, without payment of the purchase price. The exchange rate in this situation would be one-half the number of shares of common stock that would otherwise be issuable at that time upon the exercise of one preferred share purchase right.

Each of the following events would entitle each holder of a preferred share purchase right to purchase, for the purchase price, that number of shares of common stock of another publicly traded corporation which at the time of the event would have a market value of twice the purchase price:

•	the acquisition of Puget Energy in a merger by that publicly traded corporation;

•	a business combination between Puget Energy and that publicly traded corporation; or

•	the sale, lease, exchange or transfer of 50% or more of our assets or assets accounting for 50% or more of our net income or revenues, in one or more transactions, to that publicly traded corporation.

If any one of these events involved an entity that is not publicly traded, each holder of a preferred share purchase right would be entitled to purchase, for the purchase price and at such holder’s option:

•	that number of shares of the surviving corporation in the transaction, whether the surviving corporation is Puget Energy or the other corporation, which at the time of the transaction would have a book value of twice the purchase price;

•	that number of shares of the ultimate parent entity of the surviving corporation which at the time of the transaction would have a book value of twice the purchase price; or

•	that number of shares of common stock of the acquiring entity’s affiliate that has publicly traded shares of common stock, if any, which at the time of the transaction would have a market value of twice the purchase price.

At any time prior to any person acquiring beneficial ownership of 10% or more of our outstanding shares of common stock, our board of directors may redeem the preferred share purchase rights in whole, but not in part. The redemption price of $.01 per preferred share purchase right, subject to adjustment in certain circumstances, may be in cash, shares of common stock or other Puget Energy securities deemed by our board of directors to be at least equivalent in value.

Because of the nature of the preferred shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a preferred share issuable upon exercise of each preferred share purchase right should approximate the value of one common share. Customary antidilution provisions are designed to protect that relationship in the event of certain changes in the common and preferred shares.

The preferred share purchase rights have certain antitakeover effects and will cause substantial dilution to a person that attempts to acquire Puget Energy on terms not approved by our board of directors. The preferred share purchase rights should not affect any prospective offeror willing to make an all-cash offer at a full and fair price, or willing to negotiate with our board of directors. Similarly, the preferred share purchase rights will not interfere with any merger or other business combination approved by our board of directors since the board of directors may, at its option, redeem all, but not less than all, of the then outstanding preferred share purchase rights at the redemption price. The shareholder rights plan and the rights expire in December 2010.

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PLAN OF DISTRIBUTION

We may sell our common stock

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods.

The prospectus supplement with respect to an offering will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the common stock and the proceeds to us from their sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to an agent;

•	any delayed delivery arrangements; and

•	any securities exchange on which the common stock may be listed.

Puget Energy may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by Puget Energy or borrowed from Puget Energy or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from Puget Energy in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or post-effective amendment).

Puget Energy or one of its affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in Puget Energy’s securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered shares if any are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell our common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered shares sold for their account may be reclaimed by the syndicate if the offered shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered shares, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

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We have engaged Cantor Fitzgerald & Co. to act as underwriter for offerings from time to time of up to 3,500,000 shares of our common stock in one or more placements in a Controlled Equity Offering “CEOSM”. Cantor will act as sales agent and/or principal with respect to these sales pursuant to the terms of a Sales Agreement between Cantor and Puget Energy dated July 10, 2003, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. In a CEOSM, if we reach agreement with Cantor on a placement, including the number of shares of common stock to be offered in the placement and any minimum price below which sales may not be made, Cantor would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. As a part of a CEOSM, Cantor could make sales in privately negotiated transactions, at the market in the existing trading market for our common stock, including sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933 and/or any other method permitted by law. As of December 31, 2004, we have issued 100,600 shares of our common stock pursuant to the CEOSM program.

We have also engaged J.P. Morgan Securities Inc. (JPMS) to act as underwriter for offerings from time to time of up to an additional 3,500,000 shares of our common stock in one or more placements. JPMS will act as sales agent and/or principal with respect to these sales pursuant to the terms of a Distribution Agreement between JPMS and Puget Energy dated July 10, 2003, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. When acting as agent, JPMS will use commercially reasonable efforts to sell the shares pursuant to the terms agreed to with us, including the number of shares to be offered in the placement and any minimum price below which sales may not be made. JPMS, in its capacity as agent or principal, could arrange for or make sales in privately negotiated transactions, at the market in the existing trading market for our common stock, including sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act and/or any other method permitted by law.

At the market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part. Accordingly, we may not sell more than approximately $233,948,344 of our common stock in “at the market offerings” pursuant to this prospectus.

If dealers are utilized in the sale of our common stock, we will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

We may sell our common stock directly or through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

We may sell our common stock directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of these sales will be described in the related prospectus supplement.

Delayed Delivery Contracts

If indicated in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

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General Information

Agents, dealers and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents, dealers or underwriters may be required to make in respect of liabilities under the Securities Act. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Section 6 of our bylaws provides for indemnification of our directors and officers to the maximum extent permitted by Washington law.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article II of our restated articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to Puget Energy and our shareholders.

Officers and directors of Puget Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

The underwriting agreements, which are filed as exhibits to the registration statement of which this prospectus is a part, contain provisions whereby the underwriters agree to indemnify Puget Energy, its directors and certain officers and other persons, and are incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock will be passed on for Puget Energy by Perkins Coie LLP, Seattle, Washington. Certain legal matters with respect to the common stock will be passed on by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Puget Energy, Inc. for the year ended December 31, 2004 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

13

$850,000,000

Puget Energy, Inc.

COMMON STOCK

PROSPECTUS

               , 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the corresponding registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 19, 2005

PROSPECTUS

Puget Sound Energy, Inc.

SENIOR NOTES

OFFERING AMOUNT: $850,000,000

Puget Sound Energy may offer senior notes on one or more occasions. Each time we offer senior notes, we will set forth the specific terms of the senior notes in one or more supplements to this prospectus. The prospectus supplement or supplements also will set forth the names of any underwriters, dealers or agents involved in an offering of senior notes, the compensation of these parties and any other special terms of an offering and sale. You should read carefully this prospectus and the accompanying prospectus supplement or supplements before you invest.

This prospectus may not be used to consummate sales of any senior notes unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about Puget Sound Energy or the securities described in this prospectus, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these as forward-looking and provide meaningful cautionary language identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative of such terms or other comparable terminology. Forward-looking statements provide our current expectations or forecasts of future events.

Any or all of our forward-looking statements in this prospectus and the documents incorporated by reference herein, and in any other public statements we make may turn out to be wrong. Forward-looking statements reflect our current expectations and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Consequently, no forward-looking statement can be guaranteed and our actual results may differ materially. Some important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include:

•	governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC) and the Washington Utilities and Transportation Commission (Washington Commission), with respect to allowed rates of return, financings, industry and rate structures, transmission and generation business structures within Puget Sound Energy, acquisition and disposal of assets and facilities, operation, maintenance and construction of electric generating facilities, operation of distribution and transmission facilities (gas and electric), licensing of hydroelectric operations and gas storage facilities, recovery of other capital investments, recovery of power and gas costs, recovery of regulatory assets, and present or prospective wholesale and retail competition;

•	financial difficulties of other energy companies and related events, which may affect the regulatory and legislative process in unpredictable ways and also adversely affect the availability of and access to capital and credit markets and/or impact delivery of energy to Puget Sound Energy from its suppliers;

•	wholesale market disruption, which may result in a deterioration in market liquidity, increase the risk of counterparty default, affect the regulatory and legislative process in unpredictable ways, affect wholesale energy prices and/or impede Puget Sound Energy’s ability to manage its energy portfolio risks;

•	the effect of wholesale market structures (including, but not limited to, new market design such as Grid West, a regional transmission organization, and Standard Market Design);

•	Puget Sound Energy electric or gas distribution system failure, which may impact Puget Sound Energy’s ability to adequately deliver gas supply to its customers;

•	weather, which can have a potentially serious impact on Puget Sound Energy’s revenues and its ability to procure adequate supplies of gas, fuel or purchased power to serve its customers and on the cost of procuring such supplies;

•	variable hydroelectric conditions, which can impact streamflow and Puget Sound Energy’s ability to generate electricity;

•	plant outages, which can have an adverse impact on Puget Sound Energy’s expenses as it procures adequate supplies to replace the lost energy or dispatches a more expensive resource;

•	the ability of gas or electric plant to operate as intended, which if not in proper operating condition or design could limit the capacity of the operating plant;

•	the ability to renew contracts for electric and gas supply and the price of renewal;

•	blackouts or large curtailments of transmission systems, whether Puget Sound Energy’s or others’, which can have an impact on Puget Sound Energy’s ability to deliver load to its customers;

•	the ability to restart generation following a regional transmission disruption;

•	failure of the interstate gas pipeline delivering to Puget Sound Energy’s system, which may impact Puget Sound Energy’s ability to adequately deliver gas supply to its customers;

•	the ability to relicense FERC hydroelectric projects at a cost-effective level;

•	the amount of collection, if any, of Puget Sound Energy’s receivables from the California Independent System Operator (CAISO) and other parties, and the amount of refunds found to be due from Puget Sound Energy to the CAISO or other parties;

•	industrial, commercial and residential growth and demographic patterns in the service territories of Puget Sound Energy;

•	general economic conditions in the Pacific Northwest, which might impact customer consumption or affect Puget Sound Energy’s accounts receivable;

•	the loss of significant customers or changes in the business of significant customers, which may result in changes in demand for Puget Sound Energy’s services;

•	the impact of acts of terrorism or similar significant events;

•	the ability of Puget Energy, Puget Sound Energy and InfrastruX to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt;

•	capital market conditions, including changes in the availability of capital or interest rate fluctuations;

•	changes in Puget Energy’s or Puget Sound Energy’s credit ratings, which may have an adverse impact on the availability and cost of capital for Puget Energy, Puget Sound Energy and InfrastruX;

•	legal and regulatory proceedings;

•	the ability to recover changes in enacted federal, state or local tax laws through revenue in a timely manner;

•	changes in, adoption of, and compliance with laws and regulations including environmental and endangered species laws, regulations, decisions and policies concerning the environment, natural resources and fish and wildlife (including the Endangered Species Act);

•	employee workforce factors, including strikes, work stoppages, availability of qualified employees or the loss of a key executive;

•	the ability to obtain and keep patent or other intellectual property rights to generate revenue;

•	the ability to obtain adequate insurance coverage and the cost of such insurance;

•	the impacts of natural disasters such as earthquakes, hurricanes, floods, fires or landslides;

•	the impact of adverse weather conditions that negatively affect operating conditions and results;

•	the ability to maintain effective internal controls over financial reporting; and

•	the ability to maintain customers and employees.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

Puget Sound Energy files reports and other information with the Securities and Exchange Commission. These SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document Puget Sound Energy files at the SEC’s public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect Puget Sound Energy’s SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

In connection with this offering, we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. As permitted by SEC rules, this prospectus omits certain information included in the registration statement. For a more complete understanding of the securities we may offer, you should refer to the registration statement, including its exhibits.

The SEC allows us to “incorporate by reference” into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that Puget Sound Energy has filed previously with the SEC. These documents contain important information about Puget Sound Energy and its finances.

SEC Filings (File No. 1-4393)	Period/Date
• Annual Report on Form 10-K	Year ended December 31, 2004

• Current Reports on Form 8-K	Filed February 2, 2005 Filed February 9, 2005 Filed February 23, 2005 Filed March 11, 2005 Filed March 29, 2005

The documents filed by Puget Sound Energy with the SEC pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 after the date of this prospectus are also incorporated by reference into this prospectus.

You may request a copy of these filings at no cost by writing or telephoning Puget Sound Energy at the following address:

Investor Relations

Puget Sound Energy, Inc.

P.O. Box 97034

Bellevue, Washington 98009-9734

(425) 454-6363

PUGET SOUND ENERGY

Puget Sound Energy, Inc. is a public utility incorporated in the State of Washington engaged in the generation, transmission, distribution and sale of electric energy and the purchase, distribution, transportation and sale of natural gas. We are the principal subsidiary of Puget Energy, Inc., an energy services holding company that owns all of our common stock. Subject to limited exceptions, Puget Energy is exempt from regulation as a public utility holding company pursuant to Section 3(a)(1) of the Public Utility Holding Company Act of 1935.

Puget Sound Energy is the largest electric and gas utility headquartered in Washington State, serving a territory covering approximately 6,000 square miles, principally in the Puget Sound region. At December 31, 2004, we had approximately 1,001,200 electric customers, of which approximately 47% were residential customers, 44% were commercial customers and 9% were industrial, transportation and other customers. At December 31, 2004, we had approximately 672,000 gas customers, of which approximately 63% were residential customers, 30% were commercial customers and 7% were industrial and transportation customers.

Our executive office is located at 10885 N.E. 4th Street, Bellevue, Washington 98004, and our mailing address is P.O. Box 97034, Bellevue, Washington, 98009-9734. Our telephone number is (425) 454-6363.

USE OF PROCEEDS

As will be more specifically set forth in the applicable prospectus supplement, Puget Sound Energy will use the net proceeds from the sale of senior notes offered hereby for its general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in the appropriate prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES

AND PREFERRED DIVIDENDS

The following table sets forth Puget Sound Energy’s ratios of earnings to fixed charges and to combined fixed charges and preferred dividends for the periods indicated. For purposes of computing the ratios, earnings represent income from continuing operations before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense.

	Years Ended December 31,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	2.11x	1.99x	1.81x	2.01x	2.69x
Ratio of earnings to combined fixed charges and preferred dividends	2.11x	1.91x	1.71x	1.88x	2.50x

DESCRIPTION OF SECURITIES

Description of Senior Notes

The senior notes will be issued under a senior note indenture. Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior note indenture will be U.S. Bank National Association.

The following briefly summarizes the material provisions of the senior note indenture and the senior notes. You should read the more detailed provisions of the senior note indenture, including the defined terms, for provisions that may be important to you. The senior note indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. A copy of the senior note indenture may also be obtained from Puget Sound Energy or the senior note trustee.

The senior note indenture provides that senior notes may be issued in one or more series, with different terms, in each case as authorized on one or more occasions by Puget Sound Energy. The applicable prospectus supplement relating to any series of senior notes will describe the following terms, where applicable:

•	the title of the senior notes;

•	the total principal amount of the senior notes;

•	the percentage of the principal amount at which the senior notes will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the location where payments on the senior notes will be made;

•	the terms and conditions on which the senior notes may be redeemed at the option of Puget Sound Energy;

•	any obligation of Puget Sound Energy to redeem, purchase or repay the senior notes at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	any provisions for the discharge of Puget Sound Energy’s obligations relating to the senior notes by deposit of funds or United States government obligations;

•	whether the senior notes are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•	any material provisions of the senior note indenture described in this prospectus that do not apply to the senior notes;

•	any additional amounts with respect to the senior notes that Puget Sound Energy will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of Puget Sound Energy to redeem the senior notes rather than pay these additional amounts;

•	any additional events of default; and

•	any other specific terms of the senior notes.

Federal income tax consequences and other special considerations applicable to any senior notes issued by Puget Sound Energy at a discount will be described in the applicable prospectus supplement.

Senior notes may be presented for exchange. Registered senior notes may be presented for registration of transfer at the offices of the senior note trustee and, subject to the restrictions set forth in the senior notes and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection with the transfer, subject to any limitations contained in the senior note indenture.

Distributions on the senior notes in registered form will be made at the office or agency of the senior note trustee in its designated office. However, at the option of Puget Sound Energy, payment of any interest may be made by check or wire transfer. Payment of any interest due on senior notes in registered form will be made to the persons in whose names the senior notes are registered at the close of business on the record date for such interest payments. Payments made in any other manner will be specified in the applicable prospectus supplement.

Senior Notes

Security; Release Date

Until the release date (as described in the next paragraph), the senior notes will be secured by one or more series of Puget Sound Energy’s first mortgage bonds from either or both of Puget Sound Energy’s current first mortgage indentures issued and delivered by Puget Sound Energy to the senior note trustee. Upon the issuance of a series of senior notes prior to the release date, Puget Sound Energy will simultaneously issue and deliver to the senior note trustee, as security for all senior notes, a series of first mortgage bonds that will have the same stated maturity date and corresponding redemption provisions, and will be in the same total principal amount, as the series of the senior notes being issued. Any series of first mortgage bonds securing senior notes may, but need not, bear interest. Any payment by Puget Sound Energy to the senior note trustee of principal of, and interest and/or any premium on, a series of first mortgage bonds will be applied by the senior note trustee to satisfy Puget Sound Energy’s obligations with respect to principal of, and interest and/or any premium on, the corresponding senior notes.

The “release date” will be the date that all first mortgage bonds of Puget Sound Energy issued and outstanding under its electric utility mortgage indenture with State Street Bank and Trust Company and its gas utility mortgage indenture with BNY Midwest Trust Company, other than first mortgage bonds securing senior notes, have been retired (at, before or after their maturity) through payment, redemption or otherwise. On the release date, the senior note trustee will deliver to Puget Sound Energy, for cancellation, all first mortgage bonds securing senior notes. Not later than 30 days thereafter, the senior note trustee will provide notice to all holders of senior notes of the occurrence of the release date. As a result, on the release date, the first mortgage bonds securing senior notes will cease to secure the senior notes. The senior notes will then become, at Puget Sound Energy’s option, either

•	unsecured general obligations of Puget Sound Energy or

•	obligations secured by substitute first mortgage bonds issued under a substitute mortgage indenture other than Puget Sound Energy’s electric utility mortgage or gas utility mortgage.

A lien on certain property owned by Puget Sound Energy will secure each series of first mortgage bonds that secures senior notes. Upon the payment or cancellation of any outstanding senior notes, the senior note trustee will surrender to Puget Sound Energy for cancellation an equal principal amount of the related series of first mortgage bonds. Puget Sound Energy will not permit, at any time prior to the release date, the total principal amount of first mortgage bonds securing senior notes held by the senior note trustee to be less than the total principal amount of senior notes outstanding. Following the release date, Puget Sound Energy will cause the mortgages to be discharged and will not issue any additional first mortgage bonds under its electric utility mortgage or gas utility mortgage. While Puget Sound Energy will be precluded after the release date from issuing additional first mortgage bonds, it will not be precluded under the senior note indenture or senior notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated below under “— Certain Covenants of Puget Sound Energy — Limitation on Liens.”

Events of Default

The following constitute events of default under senior notes of any series:

•	failure to pay principal of, and any premium on, any senior note of the series when due for five days;

•	failure to pay interest on any senior note of the series when due for 30 days;

•	failure to perform any other covenant or agreement of Puget Sound Energy in the senior notes of the series for 90 days after written notice to Puget Sound Energy by the senior note trustee or the holders of at least a majority in total principal amount of the outstanding senior notes;

•	prior to the release date, a default occurs under the gas utility mortgage and the gas utility mortgage trustee or the holders of at least a majority in total principal amount of the outstanding senior notes give notice of the default to the senior note trustee;

•	prior to the release date, a default occurs under the electric utility mortgage and the electric utility mortgage trustee or the holders of at least a majority in total principal amount of the outstanding senior notes give notice of the default to the senior note trustee;

•	if any substituted mortgage bonds are outstanding, a default occurs under the substitute mortgage and the trustee under the substitute mortgage or the holders of at least a majority in total principal amount of the outstanding senior notes give notice of the default to the senior note trustee; and

•	events of bankruptcy, insolvency or reorganization of Puget Sound Energy specified in the senior note indenture.

If an event of default occurs and is continuing, either the senior note trustee or the holders of at least a majority in total principal amount of the outstanding senior notes may declare the principal amount of all senior notes to be due and payable immediately.

The senior note trustee generally will be under no obligation to exercise any of its rights or powers under the senior note indenture at the request or direction of any of the holders of senior notes of a series unless those holders have offered to the senior note trustee reasonable security or indemnity. Subject to the provisions for indemnity and certain other limitations contained in the senior note indenture, the holders of at least a majority in total principal amount of the outstanding senior notes of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee, or of exercising any trust or power conferred on the senior note trustee. The holders of at least a majority in principal amount of the outstanding senior notes of such series generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of senior notes of the series.

No holder of senior notes of a series may institute any action against Puget Sound Energy under the senior note indenture unless

•	that holder gives to the senior note trustee advance written notice of default and its continuance;

•	the holders of not less than a majority in total principal amount of senior notes of the series then outstanding affected by that event of default request the senior note trustee to institute such action;

•	that holder has offered the senior note trustee reasonable indemnity; and

•	the senior note trustee shall not have instituted such action within 60 days of such request.

Furthermore, no holder of senior notes will be entitled to institute any such action if and to the extent that the action would disturb or prejudice the rights of other holders of senior notes of the series.

Within 90 days after the occurrence of a default with respect to the senior notes of a series, the senior note trustee must give the holders of the senior notes of that series notice of the default if known to the senior note trustee, unless cured or waived. The senior note trustee may withhold the notice if it determines in good faith that it is in the interest of the holders to do so except in the case of default in the payment of principal of, and interest and/or any premium on, any senior notes of the series. Puget Sound Energy is required to deliver to the senior note trustee each year a certificate as to whether or not, to the knowledge of the officers signing the certificate, Puget Sound Energy is in compliance with the conditions and covenants under the senior note indenture.

Modification

Except as provided in the paragraph below, Puget Sound Energy and the senior note trustee cannot modify or amend the senior note indenture without the consent of the holders of at least a majority in principal amount of the outstanding affected senior notes. In addition, Puget Sound Energy and the senior note trustee cannot modify or amend the senior note indenture without the consent of the holder of each outstanding senior note of a series to

•	change the maturity date of any senior note of the series;

•	reduce the rate (or change the method of calculation of the rate) or extend the time of payment of interest on any senior note of the series;

•	reduce the principal amount of, or premium payable on, any senior note of the series;

•	change the coin or currency of any payment of principal of, and interest and/or any premium on, any senior note of the series;

•	change the date on which any senior note of the series may be redeemed or repaid at the option of its holder or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior note of the series;

•	impair the interest of the senior note trustee in the first mortgage bonds securing the senior notes of the series held by it or, prior to the release date, reduce the principal amount of any series of first mortgage bonds securing the senior notes of the series to an amount less than the principal amount of the related series of senior notes or alter the payment provisions of the first mortgage bonds in a manner adverse to the holders of the senior notes; or

•	modify or reduce the percentage of holders of senior notes of the series necessary to modify or amend the senior note indenture or to waive any past default to less than a majority.

Puget Sound Energy and the senior note trustee can modify and amend the senior note indenture without the consent of the holders in certain cases, including

•	to add to the covenants of Puget Sound Energy for the benefit of the holders or to surrender a right conferred on Puget Sound Energy in the senior note indenture;

•	to add further security for the senior notes of the series;

•	to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

•	to make any other changes that are not prejudicial to the holders of senior notes of the series.

Defeasance and Discharge

The senior note indenture provides that Puget Sound Energy will be discharged from any and all obligations with respect to the senior notes of a series and the senior note indenture (except for obligations to register the transfer or exchange of senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, Puget Sound Energy irrevocably deposits with the senior note trustee, in trust for the benefit of holders of senior notes of the series, money or certain United States government obligations, or any combination of money or government obligations, which through the payment of interest and principal on the deposits in accordance with their terms must provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior notes on the dates those payments are due in accordance with the terms of the senior note indenture and the senior notes of the series. Unless all the senior notes of the series are to be due within 90 days of the deposit by redemption or otherwise, Puget Sound Energy must also deliver to the senior note trustee an opinion of counsel to the effect that the holders of the senior notes of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the senior notes. Thereafter, the holders of senior notes must look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

Puget Sound Energy may consolidate with or merge into, or sell or otherwise dispose of its properties as or substantially as an entirety if

•	the successor or transferee corporation is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	the new corporation assumes the due and punctual payment of the principal of, and premium and interest on, all the senior notes and the performance of every covenant of the senior note indenture to be performed or observed by Puget Sound Energy;

•	prior to the release date, the new corporation assumes Puget Sound Energy’s obligations under its electric utility mortgage and gas utility mortgage with respect to first mortgage bonds securing senior notes; and

•	after the release date and there are substitute first mortgage bonds outstanding, the new corporation assumes Puget Sound Energy’s obligations under the substitute first mortgage with respect to substitute first mortgage bonds securing senior notes.

The senior note indenture defines “all or substantially all” of the assets of Puget Sound Energy as being 50% or more of the total assets of Puget Sound Energy as shown on its balance sheet as of the end of the prior year. The senior note indenture specifically permits any sale, transfer or other disposition during a calendar year of less than 50% of total assets without the consent of the holders of the senior notes and without the assumption by the transferee of Puget Sound Energy’s obligations on the senior notes and covenants contained in the senior note indenture.

Certain Covenants of Puget Sound Energy

Limitation on Liens

Puget Sound Energy cannot issue any first mortgage bonds other than first mortgage bonds that secure senior notes. After the release date, Puget Sound Energy will be precluded from issuing additional first mortgage bonds under its electric utility mortgage and gas utility mortgage. Unless substitute first mortgage bonds are issued to secure senior notes, after the release date, Puget Sound Energy may not issue, assume, guarantee or permit to exist any debt that is secured by any mortgage, security interest, pledge or other lien of or upon any real property or other depreciable asset used in Puget Sound Energy’s electric and gas utility business without effectively securing the senior notes (together with, if Puget Sound Energy shall so determine, any other indebtedness of Puget Sound Energy ranking equally with the senior notes) equally and ratably with that debt. The foregoing restriction will not apply to

•	liens on any property existing at the time of its acquisition (but excluding any extension of or addition to that property unless the terms of the mortgage as of the date of the acquisition of the property provide that the mortgage shall be secured by extensions or additions to the property);

•	liens to secure the payment of all or part of the purchase price of property or to secure any debt incurred prior to, at the time of or within 180 days after the acquisition of that property for the purpose of financing all or part of the purchase price of the property;

•	liens secured by property used in the generation of electricity;

•	liens existing as of the date of the senior note indenture;

•	permitted encumbrances similar to the permitted encumbrances under the electric utility mortgage;

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the bullet points above; provided, however, that the principal amount of debt secured thereby may not exceed the principal amount of debt (plus any premium or fee payable in connection with such extension, renewal or replacement) so secured at the time of such extension, renewal or replacement; and provided, further, that such lien must be limited to all or such part of the property that was subject to the mortgage so extended, renewed or replaced (plus improvements on such property);

•	liens in favor of the United States, any state thereof, any other country or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments under any contract or statute; or

•	liens securing industrial development, pollution control or similar revenue bonds.

Notwithstanding the foregoing restriction, Puget Sound Energy may create, assume or incur any lien not excepted above without equally and ratably securing the senior notes if the aggregate amount of all debt then outstanding and secured by that lien or any other lien not excepted above, together with all net sale proceeds from sale and leaseback transactions that are not described in “ — Limitations on Sale and Leaseback Transactions” below, does not exceed 15% of Puget Sound Energy’s total consolidated capitalization as shown on its latest audited consolidated balance sheet.

Limitations on Sale and Leaseback Transactions

Unless substitute first mortgage bonds are issued to secure the senior notes, after the release date Puget Sound Energy may not sell or transfer any real property interest or other depreciable asset and take back a lease of that property unless

•	the sale and leaseback transaction occurs within 180 days after the later of the date of acquisition of the property or the date of the completion of construction or commencement of full operations on the property or

•	within 120 days after the sale and leaseback transaction, Puget Sound Energy applies or causes to be applied to the retirement of debt of Puget Sound Energy (other than debt that is subordinate in right of payment to senior notes) an amount not less than the net proceeds of the sale of the property.

Notwithstanding the foregoing restriction, Puget Sound Energy may effect any sale and leaseback transaction not excepted above if the net sale proceeds from the sale and leaseback transaction, together with the net sale proceeds from all other sale and leaseback transactions not excepted above and all debt then outstanding and secured by mortgages not described in any of the bullet points under “— Limitations on Liens” above, do not exceed 15% of Puget Sound Energy’s total consolidated capitalization as shown on its latest audited consolidated balance sheet. Puget Sound Energy may also effect any sale and leaseback transaction involving a lease for a period, including renewals, of not more than 36 months.

Voting of First Mortgage Bonds Held by Senior Note Trustee

The senior note trustee, as the holder of first mortgage bonds securing senior notes, will attend any meeting of bondholders under Puget Sound Energy’s electric utility mortgage and gas utility mortgage or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent. The senior note trustee will vote all the electric utility bonds or gas utility bonds held by it, or will consent with respect thereto, as directed by holders of at least a majority in total principal amount of the outstanding senior notes; provided, however, that the senior note trustee is not required to vote the electric utility bonds or gas utility bonds of any particular issue in favor of, or give consent to, any action except upon notification by the senior note trustee to the holders of the related issue of senior notes of such proposal and consent thereto of the holders of at least a majority in principal amount of the outstanding senior notes of such issue.

Concerning the Senior Note Trustee

U.S. Bank National Association is both the senior note trustee under the senior note indenture and the mortgage trustee under the electric utility mortgage indenture. U.S. Bank National Association also serves as the issuing and paying agent for, and a dealer under, our commercial paper program, and is a lender under our revolving credit facility.

The senior note trustee may resign at any time by giving written notice to Puget Sound Energy specifying the day on which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor senior note trustee and the day specified by the senior note trustee.

The senior note trustee may be removed at any time by a written instrument filed with the senior note trustee and signed by the holders of at least a majority in total principal amount of outstanding senior notes. In addition, if no event of default has occurred and is continuing, Puget Sound Energy may remove the senior note trustee upon notice to the holder of each senior note outstanding and the senior note trustee, and appointment of a successor senior note trustee.

Description of the First Mortgage Bonds

The first mortgage bonds securing the senior notes are to be issued under Puget Sound Energy’s electric utility mortgage indenture or its gas utility mortgage indenture, each as amended and supplemented by various supplemental indentures. U.S. Bank National Association will act as the electric utility mortgage trustee and BNY Midwest Trust Company will act as the gas utility mortgage trustee.

The statements herein concerning these mortgage indentures are outlines and are not complete and are subject to, and qualified in their entirety by, all the provisions of the electric utility mortgage indenture and the gas utility mortgage indenture, which are exhibits to the registration statement of which this prospectus forms a part. They make use of defined terms and are qualified in their entirety by express reference to the mortgage indentures, copies of which are available upon request to the senior note trustee.

First mortgage bonds securing senior notes will be issued as security for Puget Sound Energy’s obligations under the senior note indenture and will be immediately delivered to and registered in the name of the senior note trustee. The first mortgage bonds securing senior notes will be issued as security for senior notes of a series and will secure the senior notes of that series until the release date. The senior note indenture provides that the senior note trustee shall not transfer any first mortgage bonds securing senior notes except to a successor trustee, to Puget Sound Energy (as provided in the senior note indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Puget Sound Energy.

First mortgage bonds securing senior notes will correspond to the senior notes of their related series in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal or any premium or interest on senior notes of a series, the related first mortgage bonds in a principal amount equal to the principal amount of the senior notes will, to the extent of the payment of principal, premium or interest, be deemed fully paid and the obligation of Puget Sound Energy to make the payment shall be discharged.

The Electric Utility Mortgage Bonds

Priority and Security

The electric utility mortgage bonds securing senior notes of any series will rank equally as to security with bonds of other series now outstanding or issued later under the electric utility mortgage. This security is a direct first lien on Puget Sound Energy’s electric utility property and its electric franchises and permits, other than property expressly excluded from the lien. Property expressly excluded from the lien includes

•	cash, securities, notes, accounts receivable and similar instruments;

•	conditional sales, appliance rental or lease agreements;

•	materials and supplies held for use in the ordinary course of business;

•	merchandise held for the purpose of sale, lease or distribution;

•	fuel (including fissionable material) and personal property consumable in operations;

•	timber, oil, gas and other minerals under or upon lands of Puget Sound Energy;

•	office furniture and equipment, automobiles and similar transportation equipment; and

•	nonutility property.

The lien of the electric utility mortgage is subject to excepted encumbrances (and certain other limitations) as defined and described in the electric utility mortgage indenture. It is also subject to the lien of the gas utility mortgage with respect to Puget Sound Energy’s gas utility property that was acquired in connection with the merger with Washington Energy Company on February 10, 1997. The electric utility mortgage indenture permits the acquisition of property subject to prior liens.

Dividend Restriction

So long as any of the electric utility mortgage bonds are outstanding, Puget Sound Energy shall not do either of the following, except out of net income available for dividends on its common stock, accumulated after December 31, 1957, plus the sum of $7,500,000:

•	declare or pay any dividends (other than dividends payable in Puget Sound Energy’s common stock) or make any other distribution on any shares of its common stock or

•	purchase, redeem or otherwise retire for consideration any shares of stock.

Issuance of Electric Utility Mortgage Bonds and Withdrawal of Cash Deposited Against That Issuance

The principal amount of electric utility mortgage bonds that Puget Sound Energy may issue under the electric utility mortgage is not limited, provided that the issuance tests in the electric utility mortgage are satisfied. Electric utility mortgage bonds may be issued from time to time against one or more of the following:

•	60% of unfunded net property additions;

•	deposit of cash with the electric utility mortgage trustee; and

•	100% of unfunded electric utility mortgage bond credits.

The issuance of electric utility mortgage bonds is subject to net earnings available for interest being at least two times the annual interest requirements on all electric utility mortgage bonds and prior lien debt to be outstanding. Cash deposited is withdrawable against 60% of unfunded net additions and 100% of unfunded electric utility mortgage bond credits.

Depreciation Fund

Puget Sound Energy will pay cash or deliver electric utility mortgage bonds of any series to the electric utility mortgage trustee by May 31 of each year in an amount equal to the minimum provision for depreciation for the preceding year (i.e., an amount by which 15% of gross utility operating revenues of Puget Sound Energy, after deducting cost of electricity purchased, fuel costs, and rental and lease payments, exceeds maintenance, repairs and renewals). Cash held in the depreciation fund may be applied to the retirement of the electric utility mortgage bonds of certain of the Secured Medium-Term Notes, Series A and certain of the Secured Medium-Term Notes, Series B, at a price not exceeding the applicable regular redemption price thereof, or other electric utility mortgage bonds at a price not exceeding the applicable special redemption price thereof. In lieu of paying cash or delivering electric utility mortgage bonds, Puget Sound Energy has the option of satisfying this obligation through the use of unfunded property additions or unfunded electric utility mortgage bond credits. Cash and electric utility mortgage bonds held in the depreciation fund may also be withdrawn by using either unfunded property additions or unfunded electric utility mortgage bond credits.

Modification of Mortgage

The rights of the bondholders under the electric utility mortgage may be modified by Puget Sound Energy with the consent of the holders of at least 66-2/3% in total principal amount of the electric utility bonds and of not less than 66-2/3% of the total principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the bondholder’s consent.

Concerning the Mortgage Trustee

U.S. Bank National Association is the mortgage trustee under the electric utility mortgage indenture. U.S. Bank National Association also serves as the issuing and paying agent for, and a dealer under, our commercial paper program, and is a lender under our revolving credit facility.

The holders of at least a majority in total principal amount of the electric utility mortgage bonds have the right to require the electric utility mortgage trustee to enforce the electric utility mortgage, but the electric utility mortgage trustee is entitled to receive reasonable indemnity and is not required to act under certain circumstances.

Defaults

The electric utility mortgage defines the following as “defaults”:

•	failure to pay principal and premium when due;

•	failure to pay interest for 30 days after becoming due;

•	failure to pay any installment of any sinking or other purchase fund for 60 days after becoming due;

•	an unstayed continuance for 90 days after an entry of an order for reorganization or an appointment of a trustee;

•	certain events in bankruptcy, insolvency or reorganization;

•	an unstayed continuance for 90 days after entry of a judgment in excess of $100,000; and

•	failure for 90 days after notice to observe other covenants or conditions.

The electric utility mortgage indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof.

Gas Utility Mortgage Bonds

Priority and Security

The gas utility mortgage bonds securing senior notes of any series will rank equally as to security with gas utility mortgage bonds of other series now outstanding or issued later under the gas utility mortgage indenture. This security is a direct first lien on all of Puget Sound Energy’s gas utility property, on its gas utility franchises and permits and on its gas purchase contracts (other than certain property expressly excluded from the lien). Property expressly excluded from the lien includes

•	cash, securities, notes, accounts receivable and similar instruments;

•	conditional sales, appliance rental or lease agreements;

•	equipment, materials, supplies and merchandise held by Puget Sound Energy for consumption in the ordinary course of business or acquired for sale, lease or distribution;

•	gas or liquid hydrocarbons in pipelines and in storage;

•	fuel and personal property consumable in operations;

•	oil, gas and other minerals and timber under or upon lands of Puget Sound Energy;

•	office furniture and equipment, automobiles and similar transportation equipment;

•	nonutility property; and

•	certain property of a successor corporation in a merger or consolidation.

All property owned by Puget Sound Energy immediately prior to its merger with Washington Energy Company on February 10, 1997 is excepted from the lien of the gas utility mortgage. All property acquired by Puget Sound Energy after the merger is also excepted from the lien, unless the property improves or replaces the gas utility property owned by Washington Energy Company at the time of the merger. This lien is subject to excepted encumbrances (and certain other limitations) as defined and described in the gas utility mortgage indenture. The mortgage indenture permits the acquisition of property subject to prior liens, but this property will not be considered as additional property under the gas utility mortgage until the prior lien is paid.

Dividend Restriction

If the aggregate amount of all the dividends, distributions and expenditures listed below made since September 30, 1994 would exceed the aggregate amount of the net income of Puget Sound Energy accumulated after September 30, 1994 plus the sum of $20,000,000, Puget Sound Energy shall not do any of the following so long as any of Puget Sound Energy’s Secured Medium-Term Notes, Series C, issued under the gas utility mortgage, are outstanding:

•	declare or pay any dividends (other than dividends payable in Puget Sound Energy’s common stock) or make any other distribution on any shares of its common stock, or

•	purchase, redeem or otherwise retire for consideration any shares of stock (other than in exchange for, or from the net cash proceeds of, other new shares of capital stock of Puget Sound Energy and other than any shares of any class of stock ranking as to dividends or assets prior to Puget Sound Energy’s common stock required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for that class of stock).

Renewal Fund

Puget Sound Energy will pay cash and/or deliver gas utility mortgage bonds (taken at the principal amount thereof) to the gas utility mortgage trustee for deposit into a renewal fund on or before May 1 of each year in an amount equal to

•	the greater of

•	the aggregate amount of the minimum provision for depreciation (i.e., an amount computed at the rate of 2% per annum, or another rate as may be permitted or required by the Washington Utilities and Transportation Commission, of the book value of depreciable gas utility property subject to the lien of the gas utility mortgage and not to prior liens) from March 1, 1957 to the end of the next preceding calendar year or

•	the aggregate amount of retirements for the same period

in excess of

•	the greater of

•	the aggregate amount for the minimum provision for depreciation or retirements, whichever is greater, shown in the next preceding renewal fund certificate filed with the gas utility mortgage trustee pursuant to the requirements of Section 4.04 of the gas utility mortgage or

•	the aggregate amount for the minimum provision for depreciation or retirements, whichever is greater, shown in the latest certificate of available net additions delivered to the gas utility mortgage trustee pursuant to Section 2.01 of the gas utility mortgage;

less the aggregate amount of gas utility mortgage bonds retired by sinking fund operations, not theretofore used as a credit on account of the renewal fund in previous renewal fund certificates. The renewal fund obligation may be satisfied in whole or in part by credits consisting of unfunded property additions and/or unfunded gas utility mortgage bond credits.

Any cash deposited in the renewal fund, if and to the extent that Puget Sound Energy at the time does not have property additions available for use as a credit to satisfy the renewal fund obligation, may, upon the written order of Puget Sound Energy, be applied by the gas utility mortgage trustee to the redemption of gas utility mortgage bonds or, if not so applied pursuant to the provisions of the gas utility mortgage, to the retirement of gas utility mortgage bonds.

Issuance of Gas Utility Mortgage Bonds and Withdrawal of Cash Deposited Against Such Issuance

The principal amount of gas utility mortgage bonds issuable under the gas utility mortgage is not limited, provided that the issuance tests in the gas utility mortgage are satisfied. Gas utility mortgage bonds may be issued from time to time against one or more of the following:

•	60% of unfunded net property additions;

•	deposit of cash with the gas utility mortgage trustee; and

•	100% of unfunded gas utility mortgage bond credits.

With certain exceptions, the issuance of gas utility mortgage bonds is subject to net earnings available for interest being at least

•	two times the annual interest requirements on all gas utility mortgage bonds and prior lien debt to be outstanding and

•	so long as gas utility mortgage bonds issued prior to the date of this prospectus are outstanding, 1.75 times the annual interest requirements on all indebtedness of Puget Sound Energy to be outstanding immediately after such issuance.

Cash deposited is withdrawable against 60% of unfunded net property additions in the case of moneys on deposit with the gas utility mortgage trustee for the purpose described above, 100% of the amount of unfunded net additions in the case of any other trust moneys and 100% of unfunded gas utility mortgage bond credits.

Modification of Mortgage

The rights of the bondholders under the gas utility mortgage may be modified by Puget Sound Energy with the consent of the holders of at least 66-2/3% in total principal amount of the gas utility mortgage bonds and of not less than 66-2/3% of the total principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the bondholder’s consent.

Concerning the Mortgage Trustee

BNY Midwest Trust Company is the gas utility mortgage trustee under the mortgage indenture.

The holders of at least a majority in total principal amount of the gas utility mortgage bonds have the right to require the gas utility mortgage trustee to enforce the gas utility mortgage, but the gas utility mortgage trustee is entitled to receive reasonable indemnity and is not required to act under certain circumstances.

Defaults

The gas utility mortgage defines the following as “defaults”:

•	failure to pay principal and premium when due;

•	failure to pay interest for 10 days after becoming due;

•	failure to pay any installment of any sinking or other purchase fund for 30 days after becoming due;

•	certain events in bankruptcy, insolvency or reorganization;

•	failure to pay money due under any indebtedness other than gas utility mortgage bonds in an amount of $500,000 or more or the failure to perform any other agreement evidencing the indebtedness if Puget Sound Energy’s failure causes any payments to become due prior to the due date;

•	a judgment against Puget Sound Energy in excess of $100,000 that continues unstayed and unsatisfied for a period of 90 days following entry of the judgment; and

•	failure for 30 days after notice to observe other covenants or conditions.

The gas utility mortgage indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof.

PLAN OF DISTRIBUTION

Puget Sound Energy may sell the senior notes

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods.

The prospectus supplement with respect to any senior notes will set forth the terms of the related offering, including

•	the name or names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the senior notes and the proceeds to Puget Sound Energy from their sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agent;

•	any delayed delivery arrangements; and

•	any securities exchange on which the senior notes may be listed.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are utilized in the sale of offered securities, Puget Sound Energy will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

The offered securities may be sold directly by Puget Sound Energy or through agents designated by Puget Sound Energy from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

The offered securities may be sold directly by Puget Sound Energy to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of these sales will be described in the related prospectus supplement.

Delayed Delivery Contracts

If indicated in the prospectus supplement, Puget Sound Energy may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from Puget Sound Energy at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Agents, dealers and underwriters may be entitled under agreements with Puget Sound Energy to indemnification by Puget Sound Energy against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of liabilities under the Securities Act. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Puget Sound Energy in the ordinary course of business.

The offered securities may or may not be listed on a national securities exchange. You should read the applicable prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the offered securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Section 6 of Puget Sound Energy’s bylaws provides for indemnification of Puget Sound Energy’s directors and officers to the maximum extent permitted by Washington law.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article X of Puget Sound Energy’s restated articles of incorporation, as amended, contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to Puget Sound Energy and its shareholders.

Officers and directors of Puget Sound Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

The underwriting agreements, which are filed as exhibits to the registration statement of which this prospectus is a part, contain provisions whereby the underwriters agree to indemnify Puget Sound Energy, its directors and certain officers and other persons, and are incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OPINIONS

Opinions as to the legality of certain of the offered securities will be rendered for Puget Sound Energy by Perkins Coie LLP, Seattle, Washington. Certain United States federal income taxation matters may be passed upon for Puget Sound Energy by either Perkins Coie LLP, tax counsel for Puget Sound Energy, or by special tax counsel to Puget Sound Energy, who will be named in the related prospectus supplement. Certain legal matters with respect to offered securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Puget Sound Energy, Inc. for the year ended December 31, 2004 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$850,000,000

Puget Sound Energy, Inc.

SENIOR NOTES

PROSPECTUS

                 , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

Securities and Exchange Commission Fees		$100,045
Listing fees		*
Printing fees		*
Trustee fees (including counsel fees)		*
Legal fees and expenses		*
Blue Sky fees and expenses		*
Rating agency fees		*
Independent auditor fees		*
Miscellaneous		*

Total	$	*

*	To be provided by amendment or as an exhibit to a filing with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 15.    Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Article 11 of Puget Energy’s Restated Articles of Incorporation and Section 6 of its bylaws and Puget Sound Energy’s bylaws provide for indemnification of Puget Energy’s and Puget Sound Energy’s, as the case may be, directors and officers to the maximum extent permitted by Washington law.

Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 10 of Puget Energy’s restated articles of incorporation and Article X of Puget Sound Energy’s restated articles of incorporation, as amended, contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to Puget Energy and Puget Sound Energy, as the case may be, and their shareholders.

Officers and directors of Puget Energy and Puget Sound Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

The underwriting agreements, filed as Exhibits 1.1, 1.2, 1.3 and 1.4 hereto, contain provisions whereby the underwriters agree to indemnify the registrants, their directors and certain officers and other persons, and are incorporated herein by reference.

Item 16.    Exhibits

Exhibit Number		Description

1.1	*	Form of Underwriting Agreement with respect to the common stock of Puget Energy.

1.2	*	Form of Underwriting Agreement with respect to the senior notes.

1.3		Controlled Equity Offering Sales Agreement, dated July 10, 2003, between Puget Energy, Inc. and Cantor Fitzgerald & Co. (incorporated herein by reference to Exhibit 1.5 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-82940-02), filed July 11, 2003).

1.4		Distribution Agreement, dated July 10, 2003, between Puget Energy, Inc. and Banc One Capital Markets, Inc. (incorporated herein by reference to Exhibit 1.6 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-82940-02), filed July 11, 2003).

4.1		Indenture defining the rights of the holders of Puget Sound Energy’s senior notes (incorporated herein by reference to Exhibit 4-a to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393).

4.2		First, Second, Third and Fourth Supplemental Indentures defining the rights of the holders of Puget Sound Energy’s senior notes (incorporated herein by reference to Exhibit 4-b to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393; Exhibit 4.26 to Current Report on Form 8-K, dated March 4, 1999, Commission File No. 1-4393; Exhibit 4.1 to Current Report on Form 8-K, dated November 2, 2000, Commission File No. 1-4393; and Exhibit 4.1 to Current Report on Form 8-K, dated June 5, 2003, Commission File No. 1-4393) .

4.3		Fortieth through Eightieth Supplemental Indentures defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds (incorporated herein by reference to Exhibit 2-d to Registration No. 2-60200; Exhibit 4-c to Registration No. 2-13347; Exhibits 2-e through and including 2-k to Registration No. 2-60200; Exhibit 4-h to Registration No. 2-17465; Exhibits 2-l, 2-m and 2-n to Registration No. 2-60200; Exhibit 2-m to Registration No. 2-37645; Exhibit 2-o through and including 2-s to Registration No. 2-60200; Exhibit 5-b to Registration No. 2-62883; Exhibit 2-h to Registration No. 2-65831; Exhibit (4)-j-1 to Registration No. 2-72061; Exhibit (4)-a to Registration No. 2-91516; Exhibit (4)-b to Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393; Exhibits (4)(a) and (4)(b) to Puget Sound Energy’s Current Report on Form 8-K, dated April 22, 1986; Exhibit (4)a to Puget Sound Energy’s Current Report on Form 8-K, dated September 5, 1986; Exhibit (4)-b to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1986, Commission File No. 1-4393; Exhibit (4)-c to Registration No. 33-18506; Exhibit (4)-b to Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393; Exhibit (4)-b to Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393; Exhibits (4)-b and (4)-c to Registration No. 33-45916; Exhibit (4)-c to Registration No. 33-50788; Exhibit (4)-a to Registration No. 33-53056; Exhibit 4.3 to Registration No. 33-63278; Exhibit 4-c to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393; Exhibit 4.27 to Current Report on Form 8-K, dated March 1, 1999, Commission File No. 1-4393; Exhibit 4.2 to Current Report on Form 8-K, dated November 2, 2000, Commission File No. 1-4393; Exhibit 4.2 to Current Report on Form 8-K, dated June 3, 2003, Commission File No. 1-4393; Exhibit 4.28 to Annual Report on From 10-K for the fiscal year ended December 31, 2004, Commission File No. 1-4393).

4.4		Indenture of First Mortgage, dated as of April 1, 1957, defining the rights of the holders of Puget Sound Energy’s Gas Utility First Mortgage Bonds (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B, Registration No. 2-14307).

4.5		First Supplemental Indenture to the Gas Utility First Mortgage, dated April 1, 1957 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-D, Registration No. 2-17876).

Exhibit Number	Description

4.6	Sixth and Seventh Supplemental Indentures to the Gas Utility First Mortgage, dated as of August 1, 1966 and February 1, 1967, respectively (incorporated herein by reference to Washington Natural Gas Company Exhibit to Form 8-K for month of August 1966, File No. 0-951; and Exhibit 4-M, Registration No. 2-27038).

4.7	Sixteenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of June 1, 1977 (incorporated herein by reference to Washington Natural Gas Company Exhibit 6-05, Registration No. 2-60352).

4.8

Seventeenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of August 9, 1978

(incorporated herein by reference to Washington Energy Company Exhibit 5-K.18, Registration No. 2-64428).

4.9	Twenty-second Supplemental Indenture to the Gas Utility First Mortgage, dated as of July 15, 1986 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B.20 to Form 10-K for the year ended September 30, 1986, File No. 0-951).

4.10	Twenty-seventh through Thirty-first Supplemental Indentures to the Gas Utility First Mortgage (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B.20, Form 10-K for the year ended September 30, 1988, File No. 0-951; Washington Natural Gas Company Exhibit 4-A, Form 10-Q for the quarter ended March 31, 1993, File No. 0-951; Exhibit 4-A of Washington Natural Gas Company’s S-3 Registration Statement, Registration No. 33-49599; Exhibit 4-A of Washington Natural Gas Company’s S-3 Registration Statement, Registration No. 33-61859; and Exhibit 4.30 to Puget Sound Energy’s Annual Report on Form 10-K for the year ended December 31, 2002, Commission File No. 1-4393).

4.11	Indenture between Puget Sound Energy and the First National Bank of Chicago, dated June 6, 1997, defining the rights of Puget Sound Energy’s subordinated debentures issued in connection with the issuance of trust preferred securities by Puget Sound Energy Capital Trust I (incorporated herein by reference to Exhibit 4.1 of Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, Commission File No. 1-4393).

4.12	Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust I, dated June 6, 1997 (incorporated herein by reference to Exhibit 4.2 of Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, Commission File No. 1-4393).

4.13	Series A Capital Securities Guarantee Agreement between Puget Sound Energy and the First National Bank of Chicago, dated June 6, 1997, for the benefit of the holders of the trust preferred securities of Puget Sound Energy Capital Trust I (incorporated herein by reference to Exhibit 4.3 of Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, Commission File No. 1-4393).

4.14	Unsecured Debt Indenture between Puget Sound Energy and Bank One Trust Company, N.A., dated as of May 18, 2001, defining the rights of the holders of Puget Sound Energy’s unsecured debentures (incorporated herein by reference to Exhibit 4.3 to Puget Sound Energy’s Current Report on Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

4.15	First Supplemental Indenture to the Unsecured Debt Indenture, dated May 18, 2001, defining the rights of Puget Sound Energy’s 8.40% Subordinated Deferrable Interest Debentures due June 30, 2041 (incorporated herein by reference to Exhibit 4.4 to Puget Sound Energy’s Current Report on Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

4.16	Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust II, dated May 18, 2001 (incorporated herein by reference to Exhibit 4.2 to Puget Sound Energy’s Current Report on Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

Exhibit Number	Description

4.17	Preferred Securities Guarantee Agreement, dated May 18, 2001, between Puget Sound Energy and Bank One Trust Company, N.A., for the benefit of the holders of the trust preferred securities of Puget Sound Energy Capital Trust II (incorporated herein by reference to Exhibit 4.5 to Puget Sound Energy’s Current Report on Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

4.18	Rights Agreement, dated as of December 21, 2000, between Puget Energy and Mellon Investor Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 2.1 to Puget Energy’s Registration Statement on Form 8-A, dated January 2, 2001, Commission File No. 1-16305).

4.19	Pledge Agreement, dated March 11, 2003, between Puget Sound Energy and Wells Fargo Bank Northwest, National Association, as Trustee (incorporated by reference to Exhibit 4.24 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-82940), filed July 11, 2003).

4.20	Loan Agreement, dated as of March 1, 2003, between the City of Forsyth, Rosebud County, Montana and Puget Sound Energy (incorporated by reference to Exhibit 4.25 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-82940), filed July 11, 2003).

4.21	Statement of Relative Rights and Preferences for the 7/34% Series Preferred Stock Cumulative, $100 par value (incorporated herein by reference to Exhibit 1.6 to Puget Sound Energy Registration Statement on Form 8-A, filed February 14, 1994, Commission File No. 1-4393).

5.1	Opinion of Perkins Coie LLP regarding the legality of the senior notes to be offered by Puget Sound Energy and the common stock to be offered by Puget Energy.

8.1*	Opinion of Perkins Coie LLP regarding tax matters.

12.1	Statement setting forth computations of ratios of earnings to fixed charges and to combined fixed charges and preferred dividends.

23.1	Consent of Perkins Coie LLP (contained in opinion referenced as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (Puget Energy).

23.3	Consent of PricewaterhouseCoopers LLP (Puget Sound Energy).

24.1	Power of attorney (contained on signature pages of the registration statement).

25.1	Statement of Eligibility of U.S. Bank National Association (incorporated herein by reference to Exhibit 25.1 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-82940), filed July 11, 2003).

25.2	Statement of Eligibility of BNY Midwest Trust Company.

*	To be filed by amendment or incorporated by reference in connection with the offering of securities.

Item 17.    Undertakings

A.  The undersigned registrants hereby undertake:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(a)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or forwarded to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

D.    The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Puget Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bellevue, State of Washington, on April 19, 2005.

PUGET ENERGY, INC.

By:	/s/ STEPHEN P. REYNOLDS
Stephen P. Reynolds President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Bertrand A. Valdman, Donald E. Gaines and Elizabeth J. Rice, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 19th day of April, 2005.

Signature	Title

/s/ STEPHEN P. REYNOLDS Stephen P. Reynolds	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ BERTRAND A. VALDMAN Bertrand A. Valdman	Senior Vice President Finance and Chief Financial Officer (Principal Financial Officer)

/s/ JAMES W. ELDREDGE James W. Eldredge	Corporate Secretary and Chief Accounting Officer (Principal Accounting Officer)

/s/ DOUGLAS P. BEIGHLE Douglas P. Beighle	Chairman of the Board

/s/ WILLIAM S. AYER William S. Ayer	Director

/s/ CHARLES W. BINGHAM Charles W. Bingham	Director

/s/ PHYLLIS J. CAMPBELL Phyllis J. Campbell	Director

Signature	Title

/s/ CRAIG W. COLE Craig W. Cole	Director

/s/ ROBERT L. DRYDEN Robert L. Dryden	Director

/s/ STEPHEN E. FRANK Stephen E. Frank	Director

/s/ TOMIO MORIGUCHI Tomio Moriguchi	Director

/s/ DR. KENNETH P. MORTIMER Dr. Kenneth P. Mortimer	Director

/s/ SALLY G. NARODICK Sally G. Narodick	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Puget Sound Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bellevue, State of Washington, on April 19, 2005.

PUGET SOUND ENERGY, INC.

By:	/s/ STEPHEN P. REYNOLDS
Stephen P. Reynolds President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Bertrand A. Valdman, Donald E. Gaines and Elizabeth J. Rice, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 19th day of April, 2005.

Signature	Title

/s/ STEPHEN P. REYNOLDS Stephen P. Reynolds	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ BERTRAND A. VALDMAN Bertrand A. Valdman	Senior Vice President Finance and Chief Financial Officer (Principal Financial Officer)

/s/ JAMES W. ELDREDGE James W. Eldredge	Vice President, Corporate Secretary, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ DOUGLAS P. BEIGHLE Douglas P. Beighle	Chairman of the Board

/s/ WILLIAM S. AYER William S. Ayer	Director

/s/ CHARLES W. BINGHAM Charles W. Bingham	Director

/s/ PHYLLIS J. CAMPBELL Phyllis J. Campbell	Director

/s/ CRAIG W. COLE Craig W. Cole	Director

Signature	Title

/s/ ROBERT L. DRYDEN Robert L. Dryden	Director

/s/ STEPHEN E. FRANK Stephen E. Frank	Director

/s/ TOMIO MORIGUCHI Tomio Moriguchi	Director

/s/ DR. KENNETH P. MORTIMER Dr. Kenneth P. Mortimer	Director

/s/ SALLY G. NARODICK Sally G. Narodick	Director

EXHIBIT INDEX

Exhibit Number		Description

1.1	*	Form of Underwriting Agreement with respect to the common stock of Puget Energy.

1.2	*	Form of Underwriting Agreement with respect to the senior notes.

1.3		Controlled Equity Offering Sales Agreement, dated July 10, 2003, between Puget Energy, Inc. and Cantor Fitzgerald & Co. (incorporated herein by reference to Exhibit 1.5 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-82940-02), filed July 11, 2003).

1.4		Distribution Agreement, dated July 10, 2003, between Puget Energy, Inc. and Banc One Capital Markets, Inc. (incorporated herein by reference to Exhibit 1.6 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-82940-02), filed July 11, 2003).

4.1		Indenture defining the rights of the holders of Puget Sound Energy’s senior notes (incorporated herein by reference to Exhibit 4-a to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393).

4.2		First, Second, Third and Fourth Supplemental Indentures defining the rights of the holders of Puget Sound Energy’s senior notes (incorporated herein by reference to Exhibit 4-b to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393; Exhibit 4.26 to Current Report on Form 8-K, dated March 4, 1999, Commission File No. 1-4393; Exhibit 4.1 to Current Report on Form 8-K, dated November 2, 2000, Commission File No. 1-4393; and Exhibit 4.1 to Current Report on Form 8-K, dated June 5, 2003, Commission File No. 1-4393).

4.3		Fortieth through Eightieth Supplemental Indentures defining the rights of the holders of Puget Sound Energy’s Electric Utility First Mortgage Bonds (incorporated herein by reference to Exhibit 2-d to Registration No. 2-60200; Exhibit 4-c to Registration No. 2-13347; Exhibits 2-e through and including 2-k to Registration No. 2-60200; Exhibit 4-h to Registration No. 2-17465; Exhibits 2-l, 2-m and 2-n to Registration No. 2-60200; Exhibit 2-m to Registration No. 2-37645; Exhibit 2-o through and including 2-s to Registration No. 2-60200; Exhibit 5-b to Registration No. 2-62883; Exhibit 2-h to Registration No. 2-65831; Exhibit (4)-j-1 to Registration No. 2-72061; Exhibit (4)-a to Registration No. 2-91516; Exhibit (4)-b to Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4393; Exhibits (4)(a) and (4)(b) to Puget Sound Energy’s Current Report on Form 8-K, dated April 22, 1986; Exhibit (4)a to Puget Sound Energy’s Current Report on Form 8-K, dated September 5, 1986; Exhibit (4)-b to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1986, Commission File No. 1-4393; Exhibit (4)-c to Registration No. 33-18506; Exhibit (4)-b to Annual Report on Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393; Exhibit (4)-b to Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393; Exhibits (4)-b and (4)-c to Registration No. 33-45916; Exhibit (4)-c to Registration No. 33-50788; Exhibit (4)-a to Registration No. 33-53056; Exhibit 4.3 to Registration No. 33-63278; Exhibit 4-c to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393; Exhibit 4.27 to Current Report on Form 8-K, dated March 1, 1999, Commission File No. 1-4393; Exhibit 4.2 to Current Report on Form 8-K, dated November 2, 2000, Commission File No. 1-4393; Exhibit 4.2 to Current Report on Form 8-K, dated June 3, 2003, Commission File No. 1-4393 Exhibit 4.28 to Annual Report on Form 10-K for the fiscal year ended December 31, 2004, Commission File No. 1-4393).

4.4		Indenture of First Mortgage, dated as of April 1, 1957, defining the rights of the holders of Puget Sound Energy’s Gas Utility First Mortgage Bonds (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B, Registration No. 2-14307).

4.5		First Supplemental Indenture to the Gas Utility First Mortgage, dated April 1, 1957 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-D, Registration No. 2-17876).

Exhibit Number	Description

4.6	Sixth and Seventh Supplemental Indentures to the Gas Utility First Mortgage, dated as of August 1, 1966 and February 1, 1967, respectively (incorporated herein by reference to Washington Natural Gas Company Exhibit to Form 8-K for month of August 1966, File No. 0-951; and Exhibit 4-M, Registration No. 2-27038).

4.7	Sixteenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of June 1, 1977 (incorporated herein by reference to Washington Natural Gas Company Exhibit 6-05, Registration No. 2-60352).

4.8	Seventeenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of August 9, 1978 (incorporated herein by reference to Washington Energy Company Exhibit 5-K.18, Registration No. 2-64428).

4.9	Twenty-second Supplemental Indenture to the Gas Utility First Mortgage, dated as of July 15, 1986 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B.20 to Form 10-K for the year ended September 30, 1986, File No. 0-951).

4.10	Twenty-seventh through Thirty-first Supplemental Indentures to the Gas Utility First Mortgage (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B.20, Form 10-K for the year ended September 30, 1988, File No. 0-951; Washington Natural Gas Company Exhibit 4-A, Form 10-Q for the quarter ended March 31, 1993, File No. 0-951; Exhibit 4-A of Washington Natural Gas Company’s S-3 Registration Statement, Registration No. 33-49599; Exhibit 4-A of Washington Natural Gas Company’s S-3 Registration Statement, Registration No. 33-61859; and Exhibit 4.30 to Puget Sound Energy’s Annual Report on Form 10-K for the year ended December 31, 2002, Commission File No. 1-4393).

4.11	Indenture between Puget Sound Energy and the First National Bank of Chicago, dated June 6, 1997, defining the rights of Puget Sound Energy’s subordinated debentures issued in connection with the issuance of trust preferred securities by Puget Sound Energy Capital Trust I (incorporated herein by reference to Exhibit 4.1 of Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, Commission File No. 1-4393).

4.12	Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust I, dated June 6, 1997 (incorporated herein by reference to Exhibit 4.2 of Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, Commission File No. 1-4393).

4.13	Series A Capital Securities Guarantee Agreement between Puget Sound Energy and the First National Bank of Chicago, dated June 6, 1997, for the benefit of the holders of the trust preferred securities of Puget Sound Energy Capital Trust I (incorporated herein by reference to Exhibit 4.3 of Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, Commission File No. 1-4393).

4.14	Unsecured Debt Indenture between Puget Sound Energy and Bank One Trust Company, N.A., dated as of May 18, 2001, defining the rights of the holders of Puget Sound Energy’s unsecured debentures (incorporated herein by reference to Exhibit 4.3 to Puget Sound Energy’s Current Report on Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

4.15	First Supplemental Indenture to the Unsecured Debt Indenture, dated May 18, 2001, defining the rights of Puget Sound Energy’s 8.40% Subordinated Deferrable Interest Debentures due June 30, 2041 (incorporated herein by reference to Exhibit 4.4 to Puget Sound Energy’s Current Report on Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

4.16	Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust II, dated May 18, 2001 (incorporated herein by reference to Exhibit 4.2 to Puget Sound Energy’s Current Report on Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

Exhibit Number		Description

4.17		Preferred Securities Guarantee Agreement, dated May 18, 2001, between Puget Sound Energy and Bank One Trust Company, N.A., for the benefit of the holders of the trust preferred securities of Puget Sound Energy Capital Trust II (incorporated herein by reference to Exhibit 4.5 to Puget Sound Energy’s Current Report on Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

4.18		Rights Agreement, dated as of December 21, 2000, between Puget Energy and Mellon Investor Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 2.1 to Puget Energy’s Registration Statement on Form 8-A, dated January 2, 2001, Commission File No. 1-16305).

4.19		Pledge Agreement, dated March 11, 2003, between Puget Sound Energy and Wells Fargo Bank Northwest, National Association, as Trustee (incorporated by reference to Exhibit 4.24 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-82940), filed July 11, 2003).

4.20		Loan Agreement, dated as of March 1, 2003, between the City of Forsyth, Rosebud County, Montana and Puget Sound Energy (incorporated by reference to Exhibit 4.25 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-82940), filed July 11, 2003).

4.21		Statement of Relative Rights and Preferences for the 7/34% Series Preferred Stock Cumulative, $100 par value (incorporated herein by reference to Exhibit 1.6 to Puget Sound Energy Registration Statement on Form 8-A, filed February 14, 1994, Commission File No. 1-4393).

5.1		Opinion of Perkins Coie LLP regarding the legality of the senior notes to be offered by Puget Sound Energy and the common stock to be offered by Puget Energy.

8	.1*	Opinion of Perkins Coie LLP regarding tax matters.

12.1		Statement setting forth computations of ratios of earnings to fixed charges and to combined fixed charges and preferred dividends.

23.1		Consent of Perkins Coie LLP (contained in opinion referenced as Exhibit 5.1).

23.2		Consent of PricewaterhouseCoopers LLP (Puget Energy).

23.3		Consent of PricewaterhouseCoopers LLP (Puget Sound Energy).

24.1		Power of attorney (contained on signature pages of the registration statement).

25.1		Statement of Eligibility of U.S. Bank National Association (incorporated herein by reference to Exhibit 25.1 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-82940), filed July 11, 2003).

25.2		Statement of Eligibility of BNY Midwest Trust Company.

*	To be filed by amendment or incorporated by reference in connection with the offering of securities.